Exhibit 10.10
***CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
ROQUETTE
America, Inc.

SUPPLY AGREEMENT
Seller: Roquette America, Inc. (“Company” or “Seller”)
2211 Innovation Drive
Geneva, IL 60134
Attention: Tricia White
Buyer: Beyond Meat, Inc. (“Beyond Meat”)
1325 E El Segundo Blvd
El Segundo, CA 90245
Attention: Gary Moffat
As of the below Effective Date, this Supply Agreement replaces and supersedes that certain Supply Agreement by and between the parties effective January 1, 2018 (originally covering the term January 1, 2018 to December 31, 2019).
1.Product: The product to be purchased by Beyond Meat and supplied by Company under this Agreement is [***] (the “Product”).
2.Effective Date: January 1, 2019
3.Term: The Term of this Agreement is January 1, 2019 to December 31, 2019.
4.Price: Pricing for the Product during the Term shall be $[***] for the first [***] MT, balance of material ([***] MT) will be at $[***].
5.Quantities: Beyond Meat agrees to purchase no less than [***] metric tonnes of Product ([***] MT) from Roquette in 2019.
6.Payment Terms: Net 30 days from Beyond Meat’s receipt of Roquette’s invoice
7.Delivery Terms:
FCA Ark Logistics

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America, Inc.

DDP Columbia (MISSOURI)
8.Purchase Orders: Purchase Orders shall be issued no fewer than [***] days prior to Beyond Meat’s requested delivery date and shall not exceed the amounts set forth in the applicable approved forecast.
9.Other Terms: Seller’s Standard Commercial Agreement terms and conditions, attached hereto, are expressly agreed by the Parties and incorporated herein. In the event of any inconsistency, the terms of this Supply Confirmation shall prevail over the Standard Commercial Agreement terms and conditions. Beyond Meat’s purchases of volumes in excess of those specified above are subject to availability. New pricing on additional volumes may apply.
10.Phasing. Beyond Meat shall purchase the quantity stated in Section 5 above regularly, per fairly equal quantities, throughout the Term. For sake of clarity, Seller shall not be liable for any non-availability above the quantity that the Seller may rightly anticipate according to the regular spread by month of the total quantity stated in Section 5 above.

Beyond Meat, Inc.		Roquette America, Inc.

Signature	/s/ J Mary Woffel	Signature	/s/ Jack Koberstin
Vice President
Date	12/21/18	Date	12/28/18

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America, Inc.

Seller’s Standard Commercial Agreement
1.Qualification:
Products to be supplied are dependent on approval of pricing, product availability, specifications and future qualification trials. Unless otherwise specified in writing, Seller’s Products shall be manufactured at any of Seller’s production facilities.
2.Price.
The delivered price of the Products, to be invoiced to and paid by Buyer, will be the sum of the costs described in this Agreement below plus the FCA price, firm for the Quotation Term stated in the Supply Agreement.
3.Volume.
The parties agree to the contracted volume is set forth in the Supply Agreement herein.
4.Integration; Modifications.
This agreement document constitutes the entire agreement regarding the purchase of the goods and supersede all prior and contemporaneous agreements, promises, negotiations, proposals and guarantees, whether oral or written, with respect thereto. This agreement may not be added to, modified, superseded or otherwise altered except by a written instrument signed by the respective authorized representatives of Seller and Buyer: salesmen and brokers of Seller are not authorized to add to, to modify, to supersede or otherwise to after any provision of this agreement. Any modification of this agreement by Buyer, and any additional or different terms included in Buyer’s purchase order or any other document are hereby objected to and rejected, notwithstanding any shipment by Seller of goods to Buyer.
5.Shipment Schedule.
Buyer may specify in each Purchase Order the date for delivery of Goods by Seller. The delivery date specified in a Purchase Order is the date on which the Goods subject to the Purchase Order must be available for pick up by Buyer, except for imported Product delivered directly to the Buyer for which delivery dates shall be estimates only. Indeed, for imported Product, the final delivery dates will depend on customs and FDA clearance and the Seller will update daily the Buyer on such clearance. Lead-time required for rail and truck delivery of material to the specified facility is 7 days and 48 hours prior to shipment date, respectively. Railcar orders placed within this timeframe will be shipped as product and railcars become available. Truck orders placed within this timeframe will be subject to driver and truck availability.

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America, Inc.

6.Cancellations, Delays, Change Orders.
Each shipment shall be a separate sale. Buyer has a right to cancel any Purchase Order for any or all Products subject to the Purchase Order with no liability by submitting written notice of cancellation at least [***] days for imported Product directly delivered to the Buyer and [***] days for Product delivered from the Seller’s warehouse. Cancellation of Purchase Order does not prevent the Buyer to take the quantity agreed in the Section 5 of the Supply Agreement above and the Parties shall agree on the new planning for the quantity concerned by the cancellation. Supplier will immediately notify Buyer in writing of any circumstance that may affect Seller’s ability to make timely delivery of Products or that may require other changes to a Purchase Order (a “Delay/Change Notice”). Save the case where delays are due to Buyer’s Delay/Change Order, if Buyer receives a Delay/Change Notice from Seller, the Parties shall mutually agree on terms and conditions of: (a) the shipment of the Products by air; (b) cancellation of the Purchase Order for the Products with no liability to Buyer; or (c) approval of the change requested by Seller in the Delay/Change Notice. Buyer may submit a written change older specifying changes in delivery date and quantity of Products in any Purchase Order, provided that such changes are within the general scope of the original Purchase Order (“Change Order”). Each Change Order shall be accepted or rejected by Seller within [***] days of receipt of the Change Order. If Seller rejects a Change Order, Seller will work with Buyer in good faith to determine a reasonable alternative to the changes specified in the Change Order at the Buyer costs.
7.Lead-time.
Lead-time required for any delivery of materials produced by Supplier’s foreign affiliates is minimum 8-12 weeks from order placement and subject to customs importation. For domestic shipments, Buyer assumes all additional costs, including a $[***] fee, for expedited deliveries, changed orders with less than required lead time, and orders placed to ship within 48 hours, subject to product/equipment/carrier/driver availability. See attached fee schedule.
8.Transportation Costs.
Unless otherwise provided by the incoterms as mutually agreed between the Parties, Buyer is responsible for all freight costs and any fees, surcharges or other applicable transportation charges, including Seller’s attached fuel surcharge program, where applicable. Seller will cooperate with Buyer to continually review and minimize transportation costs.
9.Title and Risk of Loss; Retention Charges.
As used in this agreement, and chosen above, definitions of Incoterms (2010) shall apply, except as modified below.

ROQUETTE
America, Inc.

Free-Carrier “FCA” terms: all goods are sold from place seller delivers the goods export cleared to the carrier stipulated by the buyer or another party authorized to pick up goods at the seller’s premises or another named place. Buyer assumes all risks and costs associated with delivery of goods to final destination including transportation after delivery to carrier, including any actions of any carrier, and any customs fees to import the product into a foreign country. In the case of rail shipments, Buyer shall have seven (7) days after any such delivery to release the empty railcar back to the rail carrier; after that time, Buyer will pay a $[***] railcar retention charge.
10.Return of Goods.
Without prejudice to the Parties’ rights in case of non-conforming Goods, Goods returned without Seller’s prior written consent shall not be accepted for credit. All returned goods that Seller has agreed to accept must be in saleable condition, with transportation charges prepaid. No credit will be allowed for any goods returned more than sixty (60) days after shipment. A service charge of [***]% of the value of the Goods will be paid by Buyer to cover handling and inspection on return of any Goods that Seller has agreed to accept.
11.Specifications.
Buyer accepts Seller’s standard Product specifications, unless otherwise specified.
12.Initiation of Agreement.
This agreement shall be deemed complete upon acceptance by Seller of Buyer’s reply e-mail confirmation or signed acceptance. Unless otherwise specified, Buyer’s acceptance of the first shipment after the Effective Date shall constitute acceptance and initiation of this agreement.
13.Warranties.
SELLER WARRANTS THAT THE GOODS WILL CONFORM STRICTLY TO THE FINAL SPECIFICATIONS AGREED BETWEEN THE PARTIES OR OTHERWISE ROQUETTE STANDARD SPECIFICATION. EXCEPT AS SET FORTH IN THIS SECTION 13, SELLER HEREBY EXCLUDES ANY AND ALL WARRANTIES. EXPRESS OR IMPLIED AND EXPRESSLY EXCLUDES ANY AND ALL WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MANNER WITH RESPECT TO THE GOODS. SELLER SHALL NOT BE LIABLE FOR AND BUYER ASSUMES RESPONSIBILITY FOR ALL PERSONAL INJURY AND PROPERTY DAMAGE ARISING FROM THE HANDLING POSSESSION, USE OR REPACKING OF THE GOODS BY BUYER OR OTHERS WHO OBTAIN THE GOODS THROUGH BUYER, WHETHER USED IN MANUFACTURING OR OTHERWISE, WHETHER USED SINGLY OR IN COMBINATION WITH ANY OTHER SUBSTANCES, OR WHETHER USED OR CONSUMED IN ANY OTHER MANNER. ANY REPACKING OF THE GOODS VOIDS ALL WARRANTIES RESPECTING

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THE GOODS. BUYER AND THIRD PARTIES REPACKING ANY GOODS TO BE RESOLD UNDER THEIR RESPECTIVE SEALS AND LABELS DO SO ENTIRELY AT THEIR OWN RISK AND RESPONSIBILITY.
14.Damages.
EXCEPT FOR SELLER’S INDEMNITY OBLIGATIONS PURSUANT TO SECTION 24 AND 25, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, REVENUES OR BUSINESS, OR LOSSES OR COSTS INCURRED BY OR PAYMENT ALLOWANCES TO OTHERS, WHETHER OR NOT ARISING OUT OF A PARTY’S NEGLIGENCE. All claims for alleged shortage, or claims that the goods do not meet the warranty specified above, shall be deemed waived unless made in writing within [***] days after Buyer’s receipt of the goods; failure to make such claims within such stated period shall constitute an irrevocable acceptance of the goods. If, after receipt of a written notice asserting noncompliance, Seller determines that goods did not meet the warranty specified above, Buyer may, at Seller’s expense and upon receiving prior written authorization from Seller, deliver such goods to a facility designated by Seller, Seller shall promptly correct the defect in such goods or, at its option replace the goods or return to Buyer a check in the amount of the price paid for the goods. This repair, replacement or refund does not apply to goods misused or to damage because of accident or improper handling, shipping damage, or alterations outside of Sellers’s facilities, Seller’s liability, and Buyer’s exclusive remedy, for goods, whether under warranty, contract, tort (including negligence), or otherwise, is expressly limited to the foregoing, and shall not in any event exceed the original invoiced price of the goods. As herein provided and upon the expiration of the period specified above, all such liability shalt terminate.
15.Credit; Payment; Security.
Credit terms of this agreement commence from the invoice date appearing on the face of this document. Payment shall be made in U.S. dollars at the address and on the terms shown on face. Buyer shall also pay all taxes applicable to the sale, shipment, transportation or use of the goods. If at any time before delivery, Buyer’s financial responsibility or position becomes impaired or unsatisfactory in Seller’s opinion, or Buyer fails to pay for any goods previously delivered in accordance with the terms of sale, Seller may cancel any undelivered portion of the order, or require cash payment or satisfactory security or amend or suspend credit terms before further manufacture, shipment or delivery is made. Seller may require a financial statement from Buyer for the purpose of determining Buyer’s financial responsibility and position. Acceptance by Seller of less than full payment shall not be a waiver of any of Seller’s rights. Failure to pay this invoice on its due date makes all other invoices immediately due and payable, regardless of terms, and interest shall accrue on the overdue balance of all invoices then or thereafter outstanding at the lower of (i) [***] or (ii) the maximum rate permitted by law. Buyer agrees to pay such interest, all collection costs of Seller (including court costs and attorneys’ fees) and any increased costs and expenses of Seller

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arising in connection with late payment (including without limitation, costs of holding time or overtime charges resulting from resumption of production.) Seller’s rights and remedies under this agreement are not exclusive and are in addition to any other rights and remedies provided in law, equity or otherwise.
16.Official Action.
If through governmental regulation a maximum price should be established lower than the price set forth herein, Seller may terminate this agreement. If pursuant to any foreign, federal, state or local legislation, or pursuant to any agreement. Requirement, request or action by any foreign, federal, state or local official, employee, agency or committee, whether entered into by or imposed upon Seiler, the cost to Seller of the goods is increased through increase in the cost of raw materials or labor, or otherwise, a sum equivalent to such increase shall be added to the price set forth herein. Any duty, excise or other tax or charge, foreign, federal, state or municipal, imposed or increased after the date of this invoice shall be added to the price. Prices of products manufactured in Europe are calculated and agreed in the expectation of the manufacturer’s continuing to receive the European Union export refund at the current rate. Seller reserves the right in the event that the EU export regime is modified or abolished, either to modify such prices accordingly or, if Buyer affirmatively refuses such modification, immediately to cancel this agreement as to the affected products without any compensation whatsoever to Buyer.
17.Force Majeure.
Seller shall not be liable or responsible for delays or failures of production or supply or delays in transportation of goods caused by Buyer or arising from any cause beyond the reasonable control of Seller, including without limitation, acts of God, strikes, labor disputes, slowdowns or stoppages, other labor trouble, civil or military authority, insurrections, embargoes, government regulations or acts, trade restrictions, acts of governmental authority, accidents, damage to or loss of facilities, states of war, riots, fires, earthquakes, storms, floods, other weather conditions, failures of sources of supply (including energy sources or raw materials) or transportation on terms deemed by Seller to be reasonable of goods or materials used to produce the goods, or delays in receiving machinery or materials; provided, however, that such delay or failure is not due to the fault, in whole or in part, of Seller, its vendors, contractors, suppliers or agents. At Sellers option, quantities so affected shall be eliminated from this agreement without liability on the part of Seller, but this agreement shall otherwise remain unaffected. Seller during any period of shortage due to any of such events, may allocate its supply of materials among its various uses thereof in such manner as Seller deems practicable, and its supply of goods among its customers in any manner which in Seller’s opinion, is fair and reasonable.

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18.Non-waiver.
No waiver of any of the provisions of this agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly stated. No failure or delay by either party in exercising any right, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or any other right, power or privilege.
19.General.
This sale is made on the basis of factory weights. The goods are not sold for use as drugs or as components in the manufacture of any drug unless specifically provided for in this agreement. Any reference herein to “goods” shall refer to the goods purchased or supplied pursuant to this agreement.
20.Captions.
The paragraph captions contained herein are for reference use only and shall not in any way affect the meaning or interpretation of this agreement.
21.Severability.
The invalidity, illegality or unenforceability of any provision of this agreement shall not render any other provision hereof invalid, illegal or unenforceable, and this agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.
22.Law; Disputes.
This agreement shall be governed by and construed in accordance with the Uniform Commercial Code and other laws of the State of Delaware without regard to principles of conflict of laws. The rights and obligations of Buyer and Seller under this agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods (1980). Each of Buyer and Seller irrevocably (i) agrees that any suit, action or other legal proceeding arising out of this sale may be brought only in the state or federal courts located in King County, Delaware, (ii) consents to the personal jurisdiction of each such court in any such suit, action or legal proceeding and (iii) waives any objection to the laying of venue of any such suit, action or proceeding in any of such courts, and any claim as to inconvenient forum. Buyer and Seller appoints the Secretary of State of Delaware as its agent for service of process. This agreement obligations hereunder, shall not be assignable or transferable by Buyer or Seller without the prior written consent of an authorized representative of the other party; provided that either party may assign this agreement without such consent to: (a) an affiliate; or (b) a successor-in-interest in connection with a change of control (whether by merger, sale of stock or assets, consolidation, or otherwise). Any attempted assignment or transfer without such consent shall be null and void.

ROQUETTE
America, Inc.

23.GUARANTY.
Roquette America, Inc., Keokuk, Iowa. Seller, hereby guarantees that no article listed hereon is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, or is an article that may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce; provided, however, that Seller does not guarantee against such goods becoming adulterated or misbranded within the meaning of said Act after shipment, by reason of causes beyond Seller’s control. (Above applicable only to subject items listed hereon). Also, we hereby certify that these goods were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act of 1938, as amended, and of regulations and orders of the Administrator of the Wage and Hour Division issued under Section 14 thereof.
24.Indemnification by Seller.
Except to the extent of Buyer’s willful misconduct, Seller shall indemnify, and defend Buyer and its parent, affiliates and subsidiaries and all of their respective officers, directors, employees, agents, representatives and stockholders from and against all direct losses, claims, actions, damages, expenses or liabilities, including without limitation, attorneys’ fees and costs, resulting from, arising out of or connected with: (i) the sale of the Products supplied by Seller including, but not limited to, any claim for death or personal injury or damage or loss of property alleged to have been caused, in whole or in part, by any negligence, act or omission to act on the part of Seller, its shareholders, directors, officers, employees, contractors or agents, any defect in the materials or workmanship used to manufacture the Products, or any claim under a theory of strict liability; or (ii) the breach by Seller of any representation, warranty, covenant or obligation of Seller hereunder; or (iii) any claim for infringement or misappropriation of any patent, trademark, copyright, trade secret or other proprietary right arising out of the use or sale of the Products supplied under the Supply Agreement, or (iv) any voluntary or involuntary recall of Product. In the event a third party asserts a claim against Buyer with respect to any matter covered by any indemnity provision given by Seller pursuant to this Agreement, Buyer shall give prompt written notice to Seller. However, failure to provide prompt notice shall not nullify Seller’s obligations hereunder, except to the extent, and only to the extent, that Seller is prejudiced by such failure. Seller shall have the right, at its election, to take over the defense or settlement of the third party claim, at its own expense, by giving prompt written notice to Buyer. If Seller does not give such notice and does not proceed diligently to defend the third party claim, Seller shall be bound by any defense or settlement that Buyer may make to those claims and shall reimburse Buyer for its costs or expenses related to the defense and settlement of the third party claim. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH SELLER, ITS LICENSORS AND RELATED PERSONS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE LESSER OF THE TOTAL VALUE OF THE CONTRACT AND [***] DOLLARD (USD [***]) PER EVENT AND PER CALENDAR YEAR. THIS SECTION WILL NOT APPLY WHEN AND TO THE EXTENT THAT APPLCIABLE LAW

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SPECIFICALLY REQUIRES LIABILITY, DESPITE THE FOREGOING EXCLUSION AND LIMITATION.
25.Infringement.
In case any Product, or any part of a Product, is held by a court of competent jurisdiction to constitute infringement and the manufacture, sale, offer for sale, import, copying, modification, or distribution of the Product, or any part thereof, is enjoined, Seller, at its own expense and with Buyer’s prior written approval, will: (a) procure for Buyer the right to continue using the Product, or any part thereof, (b) replace or modify the Product so it is non-infringing, or (c) substitute for the Product a suitable, substantially equal non-infringing product, and if such substantially equal but non-infringing product is not available.
26.Insurance.
On the Buyer request, Seller will furnish to Buyer a current certificate of insurance, which shall include a thirty (30) day written notice of modification or cancellation, evidencing Seller has automobile, comprehensive general liability, products liability and workers’ compensation insurance or an equivalent occupational health and benefits plan throughout the period of performance of this Agreement.
This insurance shall remain in effect throughout the term of this Agreement. All policies shall maintain a minimum A.M. Best rating of A- (V) at all times during the term of this Agreement. With the exception of workers’ compensation, all policies shall include Buyer and its affiliates as additional insureds, on a primary and non-contributory basis. Supplier shall require all permitted subcontractors to maintain the required insurance. No Products shall be provided hereunder until this insurance is obtained, a certificate is provided to Buyer and Buyer has approved the certificate in writing
27.Compliance with Laws; Export Requirements.
Seller’s business is and will be conducted in compliance with all applicable laws, rules and regulations of Seller’s jurisdiction. All Products sold by Seller to Buyer will comply with all applicable laws, rules and regulations governing the Products. Seller agrees to comply with the U.S. Foreign Corrupt Practices Act and any other applicable anti-bribery laws. Seller agrees to ensure that any Products sold to Buyer, together with their containers, having a country of origin other than the United States of America will be properly marked to show the proper country of origin. Seller agrees to provide Buyer with a certificate affirming compliance with applicable laws upon Buyer’s request.

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28.Relationship of Parties.
Seller and Buyer understand and acknowledge that: (a) each will perform its duties under this Agreement as the other’s independent contractor and (b) this Agreement does not create a joint venture, partnership, employment or agency relationship between Seller and Buyer.
29.Amendments.
None of the provisions of this Agreement may be changed or waived, except by an instrument in writing signed by the party to be charged thereby.
30.Remedies.
Any and all remedies available to the Parties pursuant to this agreement are expressly provided herein; the Parties expressly and unconditionally waive any other remedies, except otherwise provided by law as mandatory remedies.
31.Notices.
All notices and other communications which are required or may be given under this Agreement will be (a) in writing; (b) addressed to the parties as set forth at the beginning of the Supply Agreement, unless a party notifies the other party of a change of address (in which case the latest noticed address will be used); and (c) deemed to have been duly given: (i) upon delivery if hand-delivered; (ii) upon delivery if sent by recognized overnight courier; or (iii) three (3) business days after deposit in the United States Mail, certified mail, return receipt requested.
32.Nondisclosure Agreement.
The parties acknowledge entry into and continuing obligations under that certain Mutual Nondisclosure Agreement entered into on or about April 16, 2016, which is incorporated herein by reference.
33.Survival.
All warranties, representations and covenants of the parties hereunder shall survive the termination or expiration of this Agreement, along with any provisions that by their nature are intended to survive the termination of this Agreement.

ROQUETTE
America, Inc.

ROQUETTE AMERICA, INC.
FEE SCHEDULE (subject to change without notice)
Effective on shipments beginning January 1, 2016

Sunday/Holiday Loading or Delivery	[***]
Expedited, Changed and Orders with < lead time	[***]
Cancelled Orders - Truck or Rail (<24 hours)	[***]
Truck/Intermodal Detention (> 2 hours)	[***]
Railcar Detention Rate	[***]
Returns	[***]
Special Services	[***]